EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Form S-1 (Registration Statement No. 333-37645) of Bank United Corp. on Form S-3 of our report dated October 24, 1997, appearing in the Annual Report on Form 10-K of Bank United Corp. for the year ended September 30, 1997, and to the reference to us under the heading "Experts" in such Prospectus, which is part of such Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Houston, Texas
February 9, 1998